Exhibit 10.1
Zoom Video Communications, Inc.

Non-Employee Director Compensation Policy

Each member of the Board of Directors (the “Board”) who is not also serving as an employee of or consultant to Zoom Video Communications, Inc. (the “Company”) or any of its subsidiaries (each such member, an “Eligible Director”) will receive the compensation described in this Non-Employee Director Compensation Policy (this “Policy”) for his or her Board service. This Policy first became effective commencing as of May 1, 2019 (the “Effective Date”), has been subsequently amended, most recently on February 23, 2022, and may be further amended at any time in the sole discretion of the Board or the Compensation Committee of the Board. An Eligible Director may decline all or any portion of his or her compensation by giving notice to the Company prior to the date cash may be paid or equity awards are to be granted, as the case may be.

Annual Cash Compensation

Each Eligible Director will be eligible to receive the annual cash compensation amounts set forth below upon the effective date of such Eligible Director’s first election or appointment to the Board (the “Eligibility Date”).

If an Eligible Director’s Eligibility Date is other than the first day of a fiscal quarter of the Company, each annual retainer set forth below will be pro-rated based on days served in the applicable fiscal year following the Eligibility Date, with the pro-rated amount paid for the first fiscal quarter that includes the Eligibility Date and regular full quarterly payments thereafter; provided, however, that if the Eligible Director leaves service prior to the last day of a fiscal quarter, the fee for such fiscal quarter will be pro-rated. All annual cash fees are vested upon payment and are payable to such Eligible Directors (or their designee) in equal quarterly installments in arrears on the last day of each of the Company’s fiscal quarters in which the service occurred.

1. Annual Board Service Retainer:
a. All Eligible Directors: $45,000
b. Chair of the Board Service Retainer (in addition to Eligible Director Service Retainer): $20,000
c. Lead Independent Director (in addition to Eligible Director Service Retainer): $20,000

2. Annual Committee Chair Service Retainer (in addition to Committee Member Service Retainer):
a. Chair of the Audit Committee: $12,500
b. Chair of the Compensation Committee: $10,000
c. Chair of the Nominating and Corporate Governance Committee: $5,000
d. Chair of the Cybersecurity Risk Management Committee: $10,000

3. Annual Committee Member Service Retainer:
a. Member of the Audit Committee: $12,500
b. Member of the Compensation Committee: $10,000

Exhibit 10.1
c. Member of the Nominating and Corporate Governance Committee: $5,000
d. Member of the Cybersecurity Risk Management Committee: $10,000

Equity Compensation

The equity compensation set forth below will be granted under the Company’s 2019 Equity Incentive Plan or any successor plan (the “Plan”). All equity compensation granted under this Policy will be in the form of Restricted Stock Units (“RSUs”) (as defined in the Plan). All RSUs granted under this Policy will vest as described below subject to the Eligible Director’s Continuous Services (as defined in the Plan) through such vesting dates on the terms specified below; provided, however, that all RSUs granted under this Policy will accelerate and vest in full upon (i) the Eligible Director’s death or Disability (as defined in the Plan) or (ii) a Change in Control (as defined in the Plan), subject in each case to the Eligible Director’s Continuous Service through such date. The number of shares underlying each of the RSUs granted under this Policy will be determined by dividing the applicable grant value for such RSU by the 60-trading day trailing average closing stock price of the Company’s Class A common stock on Nasdaq ending on and including the date that is seven calendar days prior to the grant date of such RSU, and rounding down to the nearest whole share.

1. Initial Grant: For each Eligible Director who is first elected or appointed to the Board, on the Eligibility Date (or, if such date is not a market trading day, the first market trading day thereafter) (the “Initial Grant Date”), such Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Initial Grant”). The number of shares subject to the Initial Grant will be determined based on the number of calendar days remaining until the first annual meeting of the Company’s stockholders (the “Annual Meeting”) occurring after the Eligibility Date (the “Initial Term”), measured beginning on the Eligibility Date and ending on the scheduled (or expected) date of the first Annual Meeting thereafter. The Initial Grant will have a grant value that is equal to $275,000 multiplied by the percentage obtained by dividing the total number of expected calendar days in the Initial Term by 365, provided that such percentage shall not exceed 100%. For clarity, if an Eligible Director is first elected or appointed to the Board on the date of an Annual Meeting, such Eligible Director shall receive the Annual Grant described below and shall not receive an Initial Grant.

The Initial Grant will vest in full as of the day immediately preceding the first Annual Meeting following the Eligibility Date (or, if sooner, the one year anniversary of the grant date of the Initial Grant), subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through such applicable vesting date.

2. Interim Grant. For each Class II Eligible Director serving on the Board who holds a Company equity award that was (i) granted prior to the Effective Date and (ii) remains partially unvested as of February 23, 2022 (such outstanding award, a “Pre-IPO Grant”) then on the date immediately following the date that such Pre-IPO Grant becomes fully vested with respect to all shares subject to such equity award (or, if such date immediately following the Final Vesting Date is not a market trading day, the first market trading day thereafter), such Eligible Director will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Interim Grant”) on such date (the “Interim Grant Date”). The number of shares subject to the Interim Grant will be determined based on the number of

Exhibit 10.1
calendar days remaining until the first Annual Meeting following the Interim Grant Date, measured beginning on the Interim Grant Date and ending on the scheduled (or expected) date of the first Annual Meeting thereafter (the “Interim Term”). The Interim Grant will have a grant value that is equal to $275,000 multiplied by the percentage obtained by dividing the total number of expected calendar days in the Interim Term by 365, provided that such percentage shall not exceed 100%.

The Interim Grant will vest in full as of the day immediately preceding the first Annual Meeting following the Interim Grant Date (or, if sooner, the one year anniversary of Interim Grant Date), subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through such applicable vesting date.

3. Annual Grants: On the date of each Annual Meeting, commencing on (and including) the applicable Annual Meeting date indicated below for the respective Class I, II and III Eligible Directors, each Eligible Director who: (i) is nominated to be re-elected to the Board to serve a three-year term at such Annual Meeting (the “Re-Elected Term”) and (ii) continues to serve as a non-employee member of the Board following such Annual Meeting will be automatically, and without further action by the Board or Compensation Committee of the Board, granted RSUs (the “Annual Grant”) with a grant value of $275,000.

Class of Eligible Director:	Annual Grant Begins:
All Class III Eligible Directors	Commencing on the 2022 Annual Meeting
All Class I Eligible Directors and Class II Eligible Directors who hold a Pre-IPO Grant	Commencing on the 2023 Annual Meeting
Class II Eligible Directors who do not hold a Pre-IPO Grant	Commencing on the 2024 Annual Meeting

The shares subject to each Annual Grant will vest in full on the one year anniversary of grant date of such Annual Grant (or, if sooner, the day immediately preceding the next Annual Meeting that occurs following the grant date of such Annual Grant), subject in all cases to the Eligible Director’s Continuous Service (as defined in the Plan) through such applicable vesting date.

Director Compensation Limit

Notwithstanding anything herein to the contrary, the cash compensation and equity compensation that each Eligible Director may receive under this Policy shall be subject to the limits set forth in Section 3(d) of the Plan.

3